EXHIBIT 3.31

Corporations Section P.O.Box 13697 Austin, Texas 78711-3697	Hope Andrade Secretary of State

Office of the Secretary of State

CERTIFICATE OF FILING

OF

Precision Drilling (US) Corporation

801020272

[formerly: Precision Drilling Oilfield Services Corporation]

The undersigned, as Secretary of State of Texas, hereby certifies that a Certificate of Amendment for the above named entity has been received in this office and has been found to conform to the applicable provisions of law.

ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing filing effective on the date shown below.

Dated: 05/04/2011

Effective: 05/04/2011

Hope Andrade Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/
Phone: (512) 463-5555	Fax: (512) 463-5709	Dial: 7-1-1 for Relay Services
Prepared by: Dee Harris	TID: 10303	Document: 366729820003

Form 424		Filed in the Office of the Secretary of State of Texas Filing #: 801020272 05/04/2011 Document #: 366729820003 Image Generated Electronically for Web Filing
Secretary of State P.O. Box 13697 Austin, TX 78711-3697 FAX: 512/463-5709
Filing Fee: See instructions	Certificate of Amendment

Entity Information

The filing entity is a: Domestic For-Profit Corporation

The name of the filing entity is: Precision Drilling Oilfield Services Corporation

The file number issued to the filing entity by the secretary of state is: 801020272

Amendment to Name

The amendment changes the formation document of the filing entity to change the article or provision that names the entity. The article or provision is amended to read as follows:

The name of the filing entity is:

Precision Drilling (US) Corporation

A letter of consent, if applicable, is attached. PDCLP Consent.PDF

Statement of Approval

The amendment has been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Effectiveness of Filing

☑  A. This document becomes effective when the document is filed by the secretary of state.

☐  B. This document becomes effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and declares under penalty of perjury that the undersigned is authorized under the Texas Business Organizations Code to execute the filing instrument.

Date: May 4, 2011	Joanne L. Alexander
Signature of authorized person

FILING OFFICE COPY

Corporations Section P.O.Box 13697 Austin, Texas 78711-3697	Hope Andrade Secretary of State

Office of the Secretary of State

CERTIFICATE OF FILING

OF

Precision Drilling Oilfield Services Corporation

801020272

[formerly: Precision Lobos Corporation]

The undersigned, as Secretary of State of Texas, hereby certifies that a Certificate of Amendment for the above named entity has been received in this office and has been found to conform to the applicable provisions of law.

ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing filing effective on the date shown below.

Dated: 02/02/2009

Effective: 02/02/2009

Hope Andrade
Secretary of State

Phone:(512) 463-5555	Come visit us on the internet at http://www.sos.state.tx.us/	Dial: 7-1-1 for Relay Services
Prepared by: Linda Gemuenden	Fax: (512) 463-5709	Document: 244932550002
TID: 10303

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF FORMATION

OF

PRECISION LOBOS CORPORATION

Pursuant to the provisions of Section 3.053 of the Texas Business Organizations Code, the undersigned corporation adopts the following Certificate of Amendment to its Certificate of Formation:

1. That the Certificate of Formation of the Corporation, dated August 22, 2008, as amended by the Certificate of Amendment of Certificate of Formation of the Corporation, dated December 18, 2008 (the “Certificate”), is hereby amended by changing Article “One” thereof so that, as amended, said Article shall read in its entirety as follows:

ARTICLE ONE

The name of the corporation is Precision Drilling Oilfield Services Corporation.

2. The above amendment to the Certificate of Formation has been adopted and approved in the manner required by the Texas Business Organizations Code and constituent documents of the Corporation, having been approved by the board of directors and shareholders of the Corporation.

3. This document will become effective when the document is filed by the secretary of state.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this 30th day of January, 2009.

PRECISION LOBOS CORPORATION

By:	Kenneth J. Haddad
Name:	Kenneth J. Haddad
Title:	Vice President, Business Development

Corporations Section P.O.Box 13697 Austin, Texas 78711-3697	Hope Andrade Secretary of State

Office of the Secretary of State

CERTIFICATE OF FILING

OF

Precision Lobos Corporation

File Number: 801020272

The undersigned, as Secretary of State of Texas, hereby certifies that a Certificate of Formation for the above named Domestic For-Profit Corporation has been received in this office and has been found to conform to the applicable provisions of law.

ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing filing effective on the date shown below.

The issuance of this certificate does not authorize the use of a name in this state in violation of the rights of another under the federal Trademark Act of 1946, the Texas trademark law, the Assumed Business or Professional Name Act, or the common law.

Dated: 08/22/2008

Effective: 08/22/2008

Hope Andrade Secretary of State

Phone:(512) 463-5555	Come visit us on the internet at http://www.sos.state.tx.us/	Dial: 7-1-1 for Relay Services
Prepared by: Debi Mojica	Fax: (512) 463-5709	Document: 227024940002
TID: 10306

CERTIFICATE OF FORMATION

FOR-PROFIT CORPORATION

OF

PRECISION LOBOS CORPORATION

The undersigned natural person of the age of eighteen years or more, acting as an organizer of a corporation under the Texas Business Organizations Code (“TBOC”), hereby adopts the following Certificate of Formation for such corporation:

ARTICLE ONE

The name of the corporation is Precision Lobos Corporation.

ARTICLE TWO

The period of the corporation’s duration is perpetual.

ARTICLE THREE

The purpose or purposes for which the corporation is incorporated is for the transaction of any and all lawful business for which corporations may be incorporated under the TBOC.

ARTICLE FOUR

The total number of shares of capital stock that the corporation shall have authority to issue is one thousand (1,000) shares, consisting of one thousand (1,000) shares of common stock, par value $0.10 per share.

ARTICLE FIVE

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of $100.00, consisting of money, labor done or property actually received.

ARTICLE SIX

The street address of the corporation’s registered office is 350 N. St. Paul Street, Dallas, Texas 75201, and the name of its registered agent at such address is CT Corporation System.

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ARTICLE SEVEN

The number of directors of the corporation shall be fixed by, or in the manner provided in, the bylaws. Initially, the number of directors constituting the board of directors is one and the name and address of the person who is initially to serve as director until the first annual meeting of the shareholders or until such director’s respective successor is elected and qualified is:

Name	Address
Joanne Alexander	4200, 150 6th Avenue SW
Calgary Alberta T2P 3Y7
Canada

ARTICLE EIGHT

Elections of directors need not be written ballot unless the bylaws of the corporation shall so provide.

ARTICLE NINE

Except as otherwise provided in this Certificate of Formation, in furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the bylaws of the corporation.

ARTICLE TEN

No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except to the extent otherwise expressly provided by a statute of the State of Texas.

All directors of the corporation shall be entitled to indemnification by the corporation to the maximum extent permitted by the TBOC (or such comparable statutory provision governing indemnification by a Texas corporation of its directors as may from time to time be applicable). If the TBOC or the Texas Miscellaneous Corporation Laws Act hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the fullest extent permitted by the amended statute.

Any amendment, repeal, or modification of this Article Ten shall be prospective only and shall not adversely affect any right or protection of a director of the corporation existing at the time of such amendment, repeal or modification.

ARTICLE ELEVEN

The corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Formation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

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ARTICLE TWELVE

To the fullest extent allowed by Section 6.202 of the TBOC or any successor statutory provision, as from time to time amended, any action required or permitted to be taken at any meeting of the shareholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent or counterpart consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to authorize the taking of such action at a meeting at which all shares entitled to vote on such action were present and voted. Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to such action.

ARTICLE THIRTEEN

Meetings of shareholders may be held within or without the State of Texas, as the bylaws may provide.

ARTICLE FOURTEEN

The name and address of the organizer is:

ARTICLE FOURTEEN

Name	Address
Robert F. Gray, Jr.	700 Louisiana, Suite 3400
Houston, TX 77002

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IN WITNESS WHEREOF, the undersigned, being the organizer of Precision Lobos Corporation, has executed this certificate of formation this 22nd day of August, 2008.

/s/ Robert F. Gray, Jr.
Robert F. Gray, Jr.
Organizer

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